UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2015

ZAGG Inc

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                   Compensation Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 11, 2015, Brandon O’Brien tendered his resignation as Chief Financial Officer (“CFO”) of ZAGG Inc (the “Company”). His resignation is not the result of any disagreement with the Company on matters relating to the Company’s operations, policies or practices. Under the terms of a Separation and Release Agreement entered into by the Company and Mr. O’Brien in connection with his departure, the Company agreed, among other things, to (a) pay Mr. O’Brien separation pay in the amount of $200,000 in twelve (12) equal semi-monthly installments of $16,666.67, less applicable withholding, commencing on the Company’s first regular payday following the effective date of the Separation Agreement, (b) deliver free and clear title to that certain 2007 Fleetwood Fiesta LX motorhome owned by the Company in lieu of Mr. O’Brien’s 2015 Q2 incentive bonus, (c) make a one-time payment in the amount of $10,000 to a scholarship fund of Mr. O’Brien’s choosing within twenty (20) days of the effective date of the Separation Agreement, and (d) allow 15,206 time-based restricted stock units previously granted to Mr. O’Brien to vest on September 21, 2015 rather being forfeited upon the separation. In addition, under the Separation Agreement, if Mr. O’Brien properly and timely elects to continue the medical and dental insurance coverage for him and his family under the Company’s group medical and dental plans (collectively, “Continuation Coverage”) pursuant the COBRA, the Company will pay that portion of the premium for such Continuation Coverage that equals the portion of the premium that the Company paid for the medical and dental insurance coverage for Mr. O’Brien while he was employed by the Company, until December 31, 2015. The foregoing obligations of the Company are subject to Mr. O’Brien’s fulfillment of his promises, covenants, agreements, waivers and releases contained in the Separation Agreement, including without limitation, his obligation to provide certain consulting services to the Company through December 31, 2015.

Appointment of New Chief Financial Officer

On June 11, 2015, Bradley J. Holiday was appointed by the Company to serve as the Company’s CFO, effective July 13, 2015.  In connection with his appointment as the Company’s CFO, Mr. Holiday and Company entered into an employment agreement effective July 13, 2015 (the “Agreement”) specifying certain terms of his employment with the Company.   Mr. Holiday has served as a member of the Company’s board of directors (the “Board”) since August 2012 and most recently as chair of the Audit Committee and a member of the Nominating and Governance Committee. Effective July 13, 2015, Mr. Holiday will resign as a member and as chair of the Audit Committee and as a member of the Nominating and Governance Committee, but will continue to serve as a member of the Board until his replacement is appointed. The Board’s current chairperson, Cheryl A. Larabee, will become the chair of the Audit Committee effective upon Mr. Holiday’s resignation from such position.

Employment Agreement and Change of Control Addendum

Pursuant to the Agreement, Mr. Holiday will receive an annual base salary of $300,000 and be eligible to receive certain performance based compensation (“Performance Compensation”) for 2015 comprised of a target performance cash bonus of up to $90,000, and a target performance equity award equal to the Company’s common stock having a fair market equivalent value of up to $225,000 as of July 13, 2015, each prorated from the effective date of his employment. The 2015 Performance Compensation will be earned upon achievement of certain (a) team goals, and/or (b) revenue, adjusted EBITDA and EPS targets, all as previously established by the Company’s Compensation Committee. On a go forward basis, each calendar year, the Company’s Compensation Committee will determine whether to provide Performance Compensation, the metrics which must be achieved for Mr. Holiday to receive such Performance Compensation (the “Performance Targets”) and the amount of any cash bonus and/or equity award that Mr. Holiday will be eligible to receive in connection with the achievement or partial achievement of any such Performance Targets. Mr. Holiday is also entitled to receive benefits under the Company’s medical, disability or other group insurance plans and certain moving expenses, all as specified in the Agreement.

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Concurrent with the execution of the Agreement, Mr. Holiday and the Company entered into a Change of Control Addendum (the “Addendum”) to the Agreement, which provides, among other things, that if Mr. Holiday’s employment with the Company is terminated for good reason (as defined in the Addendum) or by the Company without cause (other than on account of death or disability), in each case within 24 months following a change of control (as defined in the Addendum), and subject to the execution of a general release in a form satisfactory to the Company, (a) Mr. Holiday will be entitled to receive severance payments equal to the sum of his base salary plus his current annual targeted bonus, less applicable withholding, for 24 months after the date of Mr. Holiday’s separation from the Company, (b) the vesting and exercisability of each option granted to Mr. Holiday (or of any property received by Mr. Holiday in exchange for such options in a change of control) will automatically accelerate and the vesting, exercisability or settlement of any other equity awards granted to Mr. Holiday by the Company will be accelerated to the extent provided in the applicable award agreements related to such awards, and (c) during such 24 month period or until he obtains similar coverage from a subsequent employer, the Company will pay the premiums to continue Mr. Holiday’s group health insurance coverage under COBRA, to the extent Mr. Holiday is eligible for such coverage and has elected continuation coverage under the applicable rules.

The foregoing summary of the terms and conditions of the Agreement and the Addendum does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement and the Addendum, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Prior to his appointment as the Company’s CFO, Mr. Holiday was the Senior Executive Vice President and CFO of Callaway Golf Company (“Callaway”) from September 2003 to May, 2015. Mr. Holiday previously served as Executive Vice President and CFO of Callaway beginning in August 2000. Before joining Callaway, Mr. Holiday served as Vice President—Finance for Gateway, Inc. Prior to Gateway, Inc., Mr. Holiday was with Nike, Inc. in various capacities beginning in April 1993, including CFO—Golf Company, where he directed all global financial initiatives and strategic planning for Nike, Inc.’s golf business. Prior to Nike, Inc., Mr. Holiday served in various financial positions with Pizza Hut, Inc. and General Mills, Inc. Mr. Holiday, 61, has an M.B.A. in Finance from the University of St. Thomas and a B.S. in Accounting from Iowa State University. He does not have any family relationships with any of the officers or directors of the Company.  He is not a party to any related party transactions.

On June 11, 2015, the Company issued a press release announcing the resignation of Mr. O’Brien and the appointment of Mr. Holiday as CFO. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement dated June 11, 2015
99.2	Change of Control Addendum dated June 11, 2015
99.3	Press Release of ZAGG Inc dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

/s/ RANDALL L. HALES

Randall L. Hales

Chief Executive Officer

Date: June 11, 2015

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